EXHIBIT 10.1

                         AFTER MARKET SUPPORT, LLC


February 29, 2008

Daniel J. Brinker
Chairman of the Board and CEO
American TonerServ Corporation
475 Aviation Blvd., Suite 100
Santa Rosa, CA  95403

Re:   Mutual Termination of the After Market Support, LLC Consulting
      Agreement

Dear Mr. Brinker:

     On September 27, 2007, American TonerServ Corporation, a California corporation, (the "Company") entered into an agreement with After Market Support, LLC, a Delaware limited liability company ("AMS"), a copy of which is attached hereto as an exhibit and hereby incorporated herein by reference (the "Agreement"). This letter agreement shall serve as the mutual termination of the Agreement (the "Termination"), shall serve to confirm our prior conversations, negotiations and agreement and terminate the Services, Program, Monthly Fees and Shares, as those terms are defined in the Agreement. Herein AMS and the Company shall be referred to individually as a "Party" and collectively as the "Parties". This Termination shall become effective upon its execution by the Parties.

I.   Termination of the Agreement and its Performance.   As of the date
hereof, AMS shall terminate all Services to the Company under the Agreement, and the Company's obligation to follow the strategic and tactical parameters of the Program and to cooperate, aid and assist AMS in its performance of the Services pursuant to the Agreement shall likewise be terminated.

II. Payment of Outstanding Invoice. As of the date hereof, AMS agrees to accept and the Company agrees to (i) pay 50% of the outstanding January Monthly Services invoice, or $5,000.00 and (ii) refund $1,700.00 representing the amount AMS paid to acquire shares of the Company. Upon receipt of the above mentioned $6,700.00, AMS agrees to waive any and all current and future rights to the remaining 50% of the outstanding January Monthly Services invoice and to the shares of the Company's Common Stock AMS was entitled to under the Agreement.

If the forgoing correctly sets forth the entire understanding and agreement between the Company and AMS, please so indicate by executing this Agreement as indicated below and returning an executed copy to AMS together, whereupon this Termination shall constitute a binding agreement as of the date first above written.

ACCEPTED AND AGREED TO:

AMERICAN TONERSERV CORPORATION             AFTER MARKET SUPPORT, LLC


By: /s/ Daniel Brinker    3/6/08           By: /s/ Justin K. Davis
    Daniel Brinker, Chairman and CEO           Justin K. Davis, Director